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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Xencor, Inc.
Monrovia, California

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191689) of Xencor, Inc. of our report dated March 31, 2014, relating to the financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California
March 31, 2014

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Consent of Independent Registered Public Accounting Firm